Exhibit 99.4

PRELIMINARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The transactions (the "Merger") contemplated by the Agreement and Plan of Merger, by Southern State Sign Company, Inc.("SOST") and Conte Rosso & Partners, S.r.l. (“CRPS”) was consummated on November 1, 2012.

The unaudited pro forma condensed consolidated balance sheet at September 30, 2012, presents the consolidated balance sheets SOST and CPRS, giving effect to the Merger, the stock issuance and related transactions, which we refer to in this section, collectively, as the “Transactions,” as if they had been consummated on September 30, 2012. The preliminary unaudited pro forma condensed consolidated balance sheet and income statement for the nine months ended September 30, 2012, presents the consolidated statements of income of SOST and CPRS giving effect to the Transactions as if they had occurred on January 1, 2012. We have adjusted the historical consolidated financial information to give effect to pro forma events that are (1) attributable directly to the Transactions, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the consolidated results.

We have adjusted the historical consolidated financial statements to give effect to the following events in connection with the Transactions:

•	The issuance of 21,250,000 shares of Common Stock to the shareholders of CRPS.

•	The elimination of historical transactions between SOST and CRPS.

•	Translation of SOST financial statement into Euros.

The transactions contemplated by the Merger Agreement will be accounted for under the acquisition method of accounting in accordance with the authoritative guidance of the Financial Accounting Standards Board for generally accepted accounting principles in the United States with CRPS treated as the accounting acquirer. Accordingly, CRPS cost to acquire SOST has been allocated to the acquired assets, liabilities and commitments based upon their estimated fair values at November 1, 2012. The allocation of the purchase price is preliminary and is dependent upon certain valuations that have not progressed to a stage where there is sufficient information to make a final allocation. Accordingly, the final acquisition accounting adjustments may be materially different from the preliminary unaudited pro forma adjustments presented herein.

You should read this information in conjunction with:

•	the accompanying notes to the preliminary unaudited pro forma condensed consolidated financial information;

•	SOST separate historical audited financial statements as of and for the year ended December 31, 2011, included in SOST current report on Form 8-K filed on November 2012, and its unaudited financial statements as of and for the nine months ended September 30, 2012, included in SOST’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012; and

•	CRPS separate historical audited financial statements as of and for the year ended December 31, 2011 included in Exhibit 99.2 hereto and its unaudited financial statements as of and for the nine months ended September 30, 2012, included in SOST current report on Form 8-K filed on November 15, 2011.

The preliminary unaudited pro forma condensed consolidated financial information has been prepared for informational purposes only. The preliminary unaudited pro forma adjustments represent management's estimates based on information available at this time. The preliminary unaudited pro forma condensed consolidated financial information is not necessarily indicative of what the financial position or results of operations actually would have been had the Transactions been completed at the dates indicated. In addition, the preliminary unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the combined company.

CONTE ROSSO & PARTNERS S.R.L. GROUP

Proforma Balance Sheet (Unaudited)

September 30, 2012

(Amounts in Euros)

	Conte Rosso	Southern State
	Partners S.R.I.	Sign Company			PROFORMA
	September 30, 2012	September 30, 2012		Proforma Adjustment	Balance Sheet September 30, 2012
Assets	Historical	Historical
Current Assets:
Cash	€211,000	€102,000			€313,000
Net trade and other receivables	6,968,000				6,968,000
Related parties receivables	18,720,000	175,000	A	€(175,000)	18,720,000
Vat Tax receivables	1,655,000				1,655,000
Advance payment on purchase and other current assets	150,000	167,000			317,000
Available for sale assets
Total current assets	27,704,000	444,000		(175,000)	27,973,000

Non - Current Assets:
Investment in other companies	15,000				15,000
Net properties, plant and equipment	68,978,000				68,978,000
Goodwill	1,606,000				1,606,000
Other non-current assets	8,849,000				8,849,000
Total non - current assets	79,448,000				79,448,000

Total Assets	€107,152,000	€444,000		€(175,000)	€107,421,000

Liabilities and Stockholders' Equity
Current liabilities:
Bank overdrafts	€2,987,000				€2,987,000
Current maturities of long term loans	7,246,000				7,246,000
Trade payables	7,410,000				7,410,000
Others current liabilities	8,535,000	64,000	A	(175,000)	8,424,000
Total current Liabilities	26,178,000	64,000		(175,000)	26,067,000

Non - current liabilities:
Long term loans	45,976,000				45,976,000
Shareholder's loans	811,000				811,000
Other non-current liabilities	271,000				271,000
Total non - current Liabilities	47,058,000	-			47,058,000
					-
Stockholders' Equity					-
Common stocks	98,000	13000	B	(71,418)	39,582
Additional Paid in Capital	25,905,000	735000	B,C	(296,582)	26,343,418
Retained earnings/(Accumulated loss)	7,573,000	-368000	B,C	368,000	7,573,000
Equity attributable to owners of Conte Rosso & Partners, S.rl.	33,576,000	380,000		-	33,956,000
Non-Controlling interests in the consolidated subsidiaries	340,000				340,000
Total Stockholders' Equity	33,916,000	380,000		-	34,296,000
Total Liabilities and Stockholders' Equity	€107,152,000	€444,000		€(175,000)	€107,421,000

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CONTE ROSSO & PARTNERS S.R.L. GROUP

PROFORMA STATEMENT OF OPERATIONS

For the Nine Months ended September 30, 2012

(Amounts in Euros)

	Conte Rosso & Partners S.R.I Group	Southern State Sign Company		Proforma Adjustment	Proforma Balance
	Historical	Historical

Revenue from operations	€3,254,000				€3,254,000
Direct operating and selling, general and administrative costs
Direct operating costs	576,000				576,000
Selling, general and administrative costs	1,000	22			1,022
Amortization and depreciation	2,158,000				2,158,000
Total direct operating, selling, and administrative costs	2,735,000	22			2,735,022
Operating (Loss)	519,000	(22)			518,978

Interest income		1	D	(1)	-
Interest expenses	1,775,000		D	1	1,774,999
Asset Impairment
Other income	17,000				17,000
Gain on business combination(bargain purchase)
Loss from continuing operations, before income taxes	(1,239,000)				(1,239,000)
Income taxes	113,000				113,000
Loss from continuing operations, net of income taxes	(1,352,000)				(1,352,000)
Net income/(loss) from operations of discontinued operations, after taxes	19,000				19,000
Net income/(loss) on disposal of discontinued operations, after taxes	3,565,000				3,565,000
Net profit/(loss) from discontinued operations	3,546,000				3,546,000
Consolidated net loss for the period	2,194,000				2,194,000
Less net loss attributable to non-controlling interests in the consolidated subsidiaries	44,000				44,000
Net loss attributable to owners of Conte Rosso & Partners S.r.l	€2,238,000				€2,238,000

			F		€0.06

			E		37,992,290

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Note 1 - Basis of Presentation

On November 1, 2012, SOST and CRPS consummated a merger transaction.

The significant events related to the Transactions include the following:

•	SOST issued 21,250,000 shares of Common Stock, par value $0.001 per share, to CRPS's stockholders upon the closing of the Merger.

Note 2 - Unaudited Pro Forma Adjustments - Balance Sheet

A – In May 2012 CRPS borrowed 175,000 Euros in contemplation of the reverse merger transaction. The adjustment eliminates the intercompany related party receivable on SOST books and the related liability on CRPS books.

B – Represent the combined effect of the new share issuance of 21, 250,000 and effect of CPRS becoming the accounting acquirer.

C – Represents the elimination of SOST retained earnings and additional paid in capital to reflect CPRS becoming the accounting acquirer.

Note 3 - Unaudited Pro Forma Adjustments - Income Statement

D – Represents the elimination of intercompany interest expense related to the loan made by SOST to CPRS.

E – The weighted average gives effect to the issuance of all of the outstanding shares including the 21,250,000 issued in connection with the reverse merger. We assumed that all of the shares were issued and outstanding as of January 1, 2012.

F- Represents the Pro forma earnings per share after giving effect to the new weighted average.

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